Exhibit 3.10
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 06/28/1993
723179140 — 2341956
CERTIFICATE OF INCORPORATION
OF
BELDEN WIRE & CABLE COMPANY
     The undersigned, desiring to form a corporation for profit under the Delaware General Corporation Law, states as follows:
     1. The name of the corporation is:
          Belden Wire & Cable Company
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is 10,000 common shares with $0.01 par value.
     5. In furtherance and not in limitation of the powers conferred by statute, the board of directors is authorized to make, alter or repeal the bylaws of the corporation.
     6. Election of directors need not be by written ballot.
     7. The name and mailing address of the incorporator is:
Tom Elkin
811 Dallas Avenue
Houston, Texas 77002
     8. The name and mailing address of the persons who shall serve as directors of the corporation or until the first annual meeting of stockholders or until their successors are elected and qualify are:

NAME	MAILING ADDRESS
Diane K. Schumacher	1001 Fannin Street, Suite 4000
Houston, Texas 77002

James A. Chokey	1001 Fannin Street, Suite 4000
Houston, Texas 77002

David A. White, Jr.	1001 Fannin Street, Suite 4000
Houston, Texas 77002

     I ,being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certification, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of June, 1993.

/s/ Tom Elkin
Tom Elkin, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/24/2000
001265557 — 2341956
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
     1. The name of the corporation (herein after called the “corporation”) is Belden Wire & Cable Company.
     2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.
     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
     4. The corporation has authorized the changes herein before set forth by resolution of its Board of Directors.

/s/ Kevin Bloomfield
Kevin L. Bloomfield, Secretary